                                                                    EXHIBIT 20.1

             REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Stockholders and Board of Directors of Global Signal, Inc.

We have audited the accompanying statement of revenue and certain expenses of
ForeSite 2005 Acquisition, as described in Note A, for the year ended December
31, 2004. This statement of revenue and certain expenses is the responsibility of ForeSite 2005 Acquisition's management. Our responsibility is to express an opinion on this statement of revenue and certain expenses based on our audit.

We conducted our audit in accordance with the standards of the Public Company
Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the statement of revenue and certain expenses is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the statement of revenue and certain expenses. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the statement of revenue and certain expenses. We believe that our audit of the statement of revenue and certain expenses provides a reasonable basis for our opinion.

The accompanying statement of revenue and certain expenses was prepared for the purpose of complying with the rules and regulations of the Securities and
Exchange Commission for inclusion in a Form S-11 of Global Signal Inc., as described in Note A, and is not intended to be a complete presentation of
ForeSite 2005 Acquisition's revenues and expenses.

In our opinion, the statement of revenue and certain expenses referred to above presents fairly, in all material respects, the revenue and certain expenses of
ForeSite 2005 Acquisition, as described in Note A, for the year ended December
31, 2004, in conformity with United States generally accepting accounting principles.

                                                           /s/ Dixon Hughes PLLC

Birmingham, Alabama
April 20, 2005

                            FORESITE 2005 ACQUISITION
                    STATEMENT OF REVENUE AND CERTAIN EXPENSES
                          YEAR ENDED DECEMBER 31, 2004
                             (dollars in thousands)

                                         Year Ended December 31,
                                                   2004
                                         -----------------------
Revenue                                          $3,302

Certain expenses:
   Rent                                             497
   Property taxes                                   118
   Other tower operating expense                    251
   Selling, general and administrative              721
                                                 ------

Total certain expenses                            1,587
                                                 ------

Revenue over certain expenses                    $1,715
                                                 ======

                             See accompanying notes

                                        2

                            FORESITE 2005 ACQUISITION
               NOTES TO STATEMENT OF REVENUE AND CERTAIN EXPENSES
                          YEAR ENDED DECEMBER 31, 2004
                             (dollars in thousands)

NOTE A -- BUSINESS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

BUSINESS

     ForeSite Towers, LLC ("ForeSite") and its wholly-owned subsidiaries,
ForeSite, LLC and ForeSite Services, Inc. ("Services") are principally engaged in providing services to the wireless communications industry by leasing antenna sites on multi-tenant towers throughout the Southeastern United States. ForeSite leases tower space primarily to personal communications services, cellular service providers, and utility companies. Services is principally engaged in tower construction and antenna installation.

     ForeSite is a portfolio investee of Allied Capital REIT ("Allied"), which owns a controlling interest in ForeSite.

     On April 14, 2005, Pinnacle Towers Acquisition LLC, a subsidiary of Global
Signal Inc. (the Company), entered into a definitive purchase agreement to acquire 172 telecommunications towers from ForeSite. The purchase agreement and this Statement of Revenue and Certain Expenses excludes Services. "ForeSite 2005
Acquisition" represents the assets acquired by Global.

     ForeSite pays a management fee of $774,993 per year to Services, a related party, for site management, marketing, and operating services for telecommunications sites. This fee is not dependent on the number of towers owned or revenues earned. For purposes of this Statement of Revenue and Certain
Expenses, the management fee has been allocated to ForeSite Acquisition based on the relationship of ForeSite 2005 Acquisition's revenues to the aggregate revenue for ForeSite's entire tower portfolio. The allocated management fee of
$720,743 for the year ended December 31, 2004 is reflected in the accompanying
Statement of Revenue and Certain Expenses as selling, general, and administrative expenses.

BASIS OF PRESENTATION

     The accompanying Statement of Revenue and Certain Expenses was prepared for the purpose of complying with the rules and regulations of the Securities and
Exchange Commission for inclusion in a Form S-11 for Global. The statement, which encompass the towers to be sold to the Company are not representative of the actual operations of ForeSite 2005 Acquisition for the period presented or indicative of future operations, as they exclude the following: certain selling, general and administrative expenses; interest expense; and depreciation and amortization expense.

                                        3

                            FORESITE 2005 ACQUISITION
               NOTES TO STATEMENT OF REVENUE AND CERTAIN EXPENSES
                          YEAR ENDED DECEMBER 31, 2004
                             (dollars in thousands)

USE OF ESTIMATES

     The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates and such variances could be material.

REVENUE RECOGNITION

     Tower rental revenue is recognized on a straight-line basis over the life of the related lease agreements. Revenue is recorded in the month in which it is due. Any rental amounts received in advance of the month due are recorded as deferred revenue. Provision is made for any anticipated losses in the period that such losses are determined.

CONCENTRATION OF CREDIT RISK

     ForeSite 2005 Acquisition's customer base is concentrated in the telecommunications industry. For the year ended December 31, 2004, El Paso
(formally, Southern Natural Gas Company), AT&T, and Verizon accounted for approximately 20%, 33%, and 12%, respectively, of total tower rental revenues.
No other tenant accounted for more than 10% of lease revenues in 2004.

NOTE B -- LEASES

LEASE OBLIGATIONS

     ForeSite 2005 Acquisition leases property under ground leases, office space, and equipment under noncancellable operating leases. Ground leases are generally for terms of five years and are renewable at the option of ForeSite.

     Future minimum lease payments due by ForeSite 2005 Acquisition under noncancellable operating leases at December 31, 2004, are as follows:

                                        4

                            FORESITE 2005 ACQUISITION
               NOTES TO STATEMENTS OF REVENUE AND CERTAIN EXPENSES
                          YEAR ENDED DECEMBER 31, 2004
                             (dollars in thousands)

YEARS ENDING DECEMBER 31:
2005 .........................   $  374
2006 .........................      276
2007 .........................      216
2008 .........................      150
2009 .........................       27
                                 ------
Total ........................   $1,043
                                 ======

     ForeSite 2005 Acquisition's total rental expense for operating leases was
$497,232 for the year ended December 31, 2004.

TENANT LEASES

     ForeSite 2005 Acquisition leases antenna space on communications towers to various wireless service providers and other wireless communications users under operating leases, some of which are cancelable upon relatively short notice.
Substantially all of the leases provide for renewal of varying lengths of time and escalators upon renewal.

     The following is a schedule of future minimum rental revenue due to
ForeSite 2005 Acquisition under non-cancelable leases in effect as of December
31, 2004:

YEARS ENDING DECEMBER 31:
2005 .........................   $  643
2006 .........................      643
2007 .........................      643
2008 .........................      643
2009 .........................      643
Thereafter ...................      643
                                 ------
Total ........................   $3,858
                                 ======

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